Exhibit 10.26
CROSS EASEMENT AGREEMENT
     THIS CROSS EASEMENT AGREEMENT (this “Agreement”) is made as of the            day of                     , 2007 (the “Effective Date”), by and between Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company, (the “Fertilizer Company”), and Coffeyville Resources Refining & Marketing, LLC, a Delaware limited liability company, (the “Refinery Company”).
RECITALS
     1. Fertilizer Company is the owner of certain real property located in Montgomery County, Kansas, as legally described on the attached Exhibit A (the “Fertilizer Parcel”), and Refinery Company is the owner of certain real property located in Montgomery County, Kansas, as legally described on the attached Exhibit B (the “Refinery Parcel”). The Refinery Parcel and the Fertilizer Parcel are herein collectively referred to as the “Parcels”, and each, as a “Parcel”).
     2. The Refinery Parcel and the Fertilizer Parcel are the subject of that certain unrecorded Cross Easement Agreement dated as of March      , 2004 (the “Original Cross Easement Agreement”), in which Fertilizer Company and Refinery Company granted to each other various easements and rights as therein more particularly set forth.
     3. The Parties have recently reconfigured the boundaries of their respective Parcels and are dividing and separating the operations of Refinery Company’s oil refinery facilities from the operations of Fertilizer Company’s adjacent nitrogen fertilizer plant operations. In connection therewith, the Parties are entering into the following agreements (collectively, “Service Agreements”): (i) Feedstock and Shared Services Agreement (the “Feedstock Agreement”); (ii) Coke Supply Agreement; (iii) Raw Water and Facilities Sharing Agreement (the “Raw Water Agreement”); and (iv) Environmental Agreement.
     4. Fertilizer Company and Refinery Company are granting to each other, as hereinafter set forth, certain non-exclusive easements and rights of use upon and across the Fertilizer Parcel and the Refinery Parcel, respectively, for, but not limited to, the following purposes: (i) the use of pipelines, transmission lines, equipment, drainage facilities, other Plant facilities and improvements and the maintenance thereof; (ii) pedestrian and vehicular access; and (iii) all other purposes as necessary for the current use, operation and maintenance of the business and operations currently conducted on the Parcels and as necessary to carry out the purpose and intent of the Service Agreements.
     5. The parties desire to amend, supersede and restate the Original Cross Easement Agreement in its entirety by this Agreement to reflect the foregoing, all as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1. INCORPORATION OF RECITALS; DEFINITIONS
     1.1 As of the date hereof, the Original Cross Easement Agreement is hereby amended, superseded and restated in its entirety by the terms of this Agreement.
     1.2 The terms of each of the foregoing Recitals are incorporated herein by this reference.
     1.3 All terms not defined in this Agreement but which are defined in the Service Agreements are used herein as so defined in Service Agreements except for those terms that are expressly stated herein as being defined in the Raw Water Agreement (which terms are used herein as defined in the Raw Water Agreement). The following terms shall have the meanings set forth below, for purposes of this Agreement and all Exhibits hereto:
     “Access Areas” is defined in Section 2.1(A).
     “Access Easement (Fertilizer Parcel)” is defined in Section 2.1(B).
     “Access Easement (Refinery Parcel)” is defined in Section 2.1(C).
     “Additional Easements” is defined in Section 2(J).
     “Agreement” means this Cross Easement Agreement and the Exhibits hereto, all as the same may be subsequently amended, modified or supplemented from time to time.
     “Buffer Zone—Fertilizer Parcel” is legally described in Exhibit R-1
     “Buffer Zone—Refinery Parcel” is legally described in Exhibit R-2.
     “Coke Haul Road” is legally described in Exhibit P.
     “Coke Conveyor Belt Easement” is defined in Section 2.3(C).
     “Coke Conveyor Belt Easement Area” is legally described in Exhibit G.
     “Coke Supply Agreement” is defined in Recital 3.
     “Connection Purposes” is defined in Section 3.2.

     “Constructing Party” is defined in Section 2.2(E)(1).
     “Dispute” is defined in Section 5.1.
     “Easement Areas” is defined in Section 4.1.
     “Easements” is defined in Section 4.1.
     “East Tank Farm Easements” is defined in Section 2.3(F).
     “East Tank Farm (Refinery Parcel) Area” is defined in Section 2.3(F) and is legally described on Exhibit K.
     “East Tank Farm Roadway (Fertilizer Parcel) Area” is defined in Section 2.3(F) and is legally described on Exhibit J.
     “Environmental Agreement” is defined in Recital 3.
     “Feedstock Agreement” is defined in Recital 3.
     “Fertilizer Company” is defined in the preamble.
     “Fertilizer Company Clarifier Tract” is defined in Section 2.3.
     “Fertilizer Parcel” is defined in Recital 1.
     “Fertilizer 75% Trackage Area” is shown on the Plot Plan
     “Fertilizer Plant” means the nitrogen fertilizer complex located on the Fertilizer Parcel owned and operated by Fertilizer Company, consisting of the Gasification Unit, the UAN Plant, the Ammonia Synthesis Loop, the Utility Facilities, storage and loading facilities, the Fertilizer Plant Water Clarifier and river access, the Grounds and related connecting pipes and improvements, which fertilizer manufacturing complex is connected to and associated with the BOC Facility and the Offsite Sulfur Recovery Unit, including any additions or other modifications made thereto from time to time and (without limitation) any fertilizer plant improvements, facilities and components on the Fertilizer Parcel as are shown on the Plot Plan.
     “First Mortgage” is defined in Section 4.13(B).
     “Future Raw Water Pumping Area” is defined in Section 2.3(A).
     “Indemnitee” is defined in Section 6.1.

     “Indemnitor” is defined in Section 6.1.
     “Interconnect Points” is defined in Section 3.1.
     “Interconnect Points Easement” is defined in Section 3.2.
     “Losses” is defined in Section 6.1.
     “Non-Performing Party” is defined in Section 4.6.
     “Original Cross Easement Agreement” is defined in Recital 4.
     “Parcels” is defined in Recital 1.
     “Party” and “Parties” mean the parties to this Agreement.
     “Performing Party” is defined in Section 4.7.
     “Pipe Rack Easement (service between Fertilizer Parcel Nos. 4 and 5)” is defined in Section 2.3(B).
     “Pipe Rack Easement Area (service between Fertilizer Parcel Nos. 4 and 5)” is defined in Section 2.3(B) and is legally described on Exhibit F.
     “Plot Plan” means that plot plan drawing attached hereto as Exhibit C, which consists of       sheets, labeled                      and                                          .
     “Railroad Trackage Easement (Fertilizer Parcel)” is defined in Section 2.3(G)(1).
     “Railroad Trackage Easement Area (Fertilizer Parcel)” is defined in Section 2.3(G)(1) and is legally described on Exhibit L.
     “Railroad Trackage Easement (Refinery Parcel)” is defined in Section 2.3(G)(2).
     “Railroad Trackage Easement (Refinery Parcel) Area” is defined in Section 2.3(G)(2) and is legally described on Exhibit M.
     “Raw Water Agreement” is defined in Recital 3.
     “Refinery Company” is defined in the preamble.
     “Refinery Parcel” is defined in Recital 1.

     “Refinery” means the petroleum refinery at Coffeyville, Kansas located on the Refinery Parcel and owned and operated by Refinery Company, including any additions or other modifications made thereto from time to time and (without limitation) any refinery plant improvements, components and facilities on the Refinery Parcel shown on the Plot Plan.
     “Refinery Shared Parking Area” is legally described on Exhibit Q.
     “Service Agreements” is defined in Recital 3.
     “Shared Operation Zone Easements” is defined in Section 2.2(B).
     “Shared Operation Zone Easement Area (Fertilizer Parcel)” is defined in Section 2.2(B) and is legally described on Exhibit D.
     “Shared Operation Zone Easement Area (Refinery Parcel)” is defined in Section 2.2(B) and is legally described on Exhibit E.
     “S/L Lease” is defined in Section 4.13(B).
     “Sunflower Street Pipeline Crossing Easement (Fertilizer Parcel)” is defined in Section 2.3(E)(1).
     “Sunflower Street Pipeline Crossing Easement Area (Fertilizer Parcel)” is defined in Section 2.3(E)(1) and is legally described on Exhibit H.
     “Sunflower Street Pipeline Crossing Easement (Refinery Parcel)” is defined in Section 2.3(E)(2).
     “Sunflower Street Pipeline Crossing Easement (Refinery Parcel) Area” is defined in Section 2.3(E)(2) and is legally described on Exhibit I.
     “Temporary Construction / Maintenance Easements” is defined in Section 2.2(E)
     “TKI Pipelines Easement” is defined in Section 2.3(D).
     “Unavoidable Delay” is defined in Section 4.6.
     “Water Rights Easement” is defined in Section 2.3(A).
     “Work” is defined in Section 2.2(E)(1).

ARTICLE 2. GRANTS OF EASEMENTS
     The Parties hereby grant to each other the following easements and rights of use, subject to the other provisions of this Agreement:
     2.1 Access Easements.
     (A) The term “Access Areas” as used in this Agreement shall mean the following portions of the Fertilizer Parcel and the Refinery Parcel, respectively, as the same may be located from time to time:
     (1) All vehicular roadways, driveways and pathways on the Parcels, however surfaced, and all interior vehicular roadways across parking lot areas (except those portions thereof which may from time to time constitute a duly dedicated public roadway); and
     (2) All sidewalks, walkways and other pathways providing pedestrian access to and across the Parcels.
     (B) Fertilizer Company hereby grants to Refinery Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a non-exclusive easement and right of use in the Access Areas located from time to time on the Fertilizer Parcel for such pedestrian and vehicular access, ingress and egress, all in common with Fertilizer Company, as may be reasonably required for access, ingress and egress for the Refinery’s operations (the “Access Easement (Fertilizer Parcel)”).
     (C) Reciprocally, Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a non-exclusive easement and right of use in the Access Areas located from time to time on the Refinery Parcel for such pedestrian and vehicular access, ingress and egress, all in common with Refinery Company, as may be reasonably required for access, ingress and egress for the Fertilizer Company’s operations (the “Access Easement (Refinery Parcel)”).
     (D) The Parties agree that while neither Party, as grantor of the foregoing access easements, respectively, has any right or obligation to retain the existing Access Areas in their present configurations or locations (and may relocate, change or modify the Access Areas on its Parcel from time to time), each grantor Party shall provide at all times routes of vehicular and pedestrian access, ingress and egress across such Party’s respective Parcel to reasonably facilitate the other Party’s operations on its Parcel and exercise of its rights under this Agreement.
     2.2 Shared Operation Zone Easements.

     (A) The Parties acknowledge that: (i) Refinery Company requires access to and rights of use in certain improvements and structures located on the Fertilizer Parcel (including, without limitation, pipelines, transmission lines and other conduits and equipment, to operate its Refinery); and (ii) Fertilizer Company requires access to and rights of use in certain improvements and structures located on the Refinery Parcel (including, without limitation, pipelines, transmission lines and other conduits and equipment, to operate its Fertilizer Plant).
     (B) The term “Shared Operation Zone Easements ” means those easements granted below in Sections 2.2(C) and (D).
     (C) Accordingly, in order to carry out the Service Agreements, Fertilizer Company hereby grants to Refinery Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a non-exclusive easement and right of use in, to, over, under and across the Shared Operation Zone Easement Area (Fertilizer Parcel) as required and necessary for implementation of the Service Agreements, which easement and right of use shall include, without limitation, the right to (i) maintain, repair, inspect and replace all existing pipelines, transmission lines, equipment, and drainage facilities of Refinery Company now located in the “Shared Operation Zone Easement Area (Fertilizer Parcel)” that are used in the operation of the Refinery and (ii) utilize each of the Interconnect Points therein (as defined in Section 3.1 below) (such easement and right of use being called “Shared Operation Zone Easement (Fertilizer Parcel)”). The Shared Operation Zone Easement Area (Fertilizer Parcel) is generally depicted on the Plot Plan and is legally described in Exhibit D attached hereto.
     (D) Reciprocally, in order to carry out the Service Agreements, Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a non-exclusive easement and right of use in, to, over, under and across the Shared Operation Zone Easement Area (Refinery Parcel) as required and necessary for implementation of the Service Agreements, which easement and right of use shall include, without limitation, the right to (i) maintain, repair, inspect and replace all existing pipelines, transmission lines, equipment, and drainage facilities of Fertilizer Company now located in the “Shared Operation Zone Easement Area (Refinery Parcel)” that are used in the operation of the Fertilizer Plant and (ii) utilize each of the Interconnect Points therein (as defined in Section 3.1 below) (such easement and right of use being called “Shared Operation Zone Easement (Refinery Parcel)”). The Shared Operation Zone Easement Area (Refinery Parcel) is generally depicted on the Plot Plan and is legally described in Exhibit E attached hereto.
     (E) Temporary Construction / Maintenance Easements.

     (1) In connection with exercise of the foregoing Access Easements, the Shared Operation Zone Easements and the Easements granted hereinafter in Section 2.3, each Party (a “Constructing Party”) is hereby granted by the other Party a temporary construction and maintenance easement as needed from time to time to use necessary portions of the other Party’s Parcel, as the servient estate under such Easement, in connection with:
     (a) All construction activities as permitted under the applicable Easement; and
     (b) Inspecting, maintaining, repairing and replacing the Constructing Party’s pipelines, transmission lines, conduits, equipment and other improvements.
     (c) The transportation and hauling of heavy vehicles, loads and equipment over any road within an Access Area of the other Party, in which case the Constructing Party may temporarily cap (with gravel, asphalt or other suitable, protective material) such road in order to prevent or mitigate damage thereby caused to such road. Notwithstanding anything to the contrary contained in this Agreement, any damage to any such road of a Party caused by such transportation and hauling by the Constructing Party shall be promptly repaired by the Constructing Party at its sole cost and expense.
     The foregoing easements are collectively referred to herein as the “Temporary Construction/ Maintenance Easements”. Any and all activities described in Sections 2.2(E)(1)(a) and (b) are collectively referred to in this Section 2.2(E)(1) as “Work”.
     (2) Within a reasonable time before it begins any Work, the Constructing Party shall provide reasonable prior notice (except in an emergency situation, in which case no prior notice is required, but instead the Constructing Party shall submit subsequent notice) to the other Party outlining those portions of the other Party’s Parcel in which the temporary construction easement is needed, identifying the Work to be undertaken, and the estimated duration of such Work.
     (3) When the Constructing Party ceases using the other Party’s Parcel for such Work, it must promptly restore such area to the condition in which it existed before the commencement of the Work within a reasonable period of time. This restoration Work shall include clearing the area of all loose dirt, debris, equipment and construction materials and the repair or replacement of equipment areas, equipment connections, utility services, paving, and landscaping and repairs and replacements to such other items as may be required to reasonably restore.

     (4) The Constructing Party must also restore any portions of the other Party’s Parcel that may be damaged by its Work promptly upon the occurrence of such damage without delay.
     (5) All Work shall be performed by the Constructing Party in a manner so as to avoid material interference with Fertilizer Plant and Refinery operations within such Easement Areas and on surrounding areas. At the completion of Work, a given Temporary Construction/ Maintenance Easement shall automatically be deemed terminated.
     2.3 Easements for Specific Operations.
     In addition to the foregoing Access Easements and the Shared Operation Zone Easements, the Parties grant the following additional easements for the specific operations designated therein:
     (A) Water Rights Easement. In order to provide for the real property rights and interests necessary to effectuate the provisions of the Raw Water Agreement and to provide for the transportation of water from the Water Facilities (as defined in the Raw Water Agreement) into the Fertilizer Company’s Plant facilities located on its Parcel, Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel:
          (i) A perpetual, non-exclusive easement in and right of use of: (a) the Refinery’s Water Intake Structure, River Water Pumps, other Water Facilities and equipment related thereto (all as defined and described in the Raw Water Agreement) to the extent provided in the Raw Water Agreement; and (b) any existing water supply pipeline of Refinery Company (and related equipment) which carries raw water from the River Water Pumps (y) into pipelines of Fertilizer Company located on the Refinery Parcel that run to the tract of land owned by Fertilizer Company on which its clarifier is located, which tract of land is described on Exhibit M (“Fertilizer Company Clarifier Tract”) or (z) directly to the Fertilizer Company Clarifier Tract. Refinery Company hereby reserves the right to alter, relocate, expand or replace all of its herein described water supply equipment from time to time, so long as it continues to supply sufficient, uninterrupted water and pipeline service to Fertilizer Company pursuant to the terms of the Raw Water Agreement and as provided in clauses (a) and (b) above. The Parties acknowledge that such water supply equipment described in clause (a) presently provides the single source of water to both the Refinery and the Fertilizer Plant.
          (ii) A perpetual, non-exclusive easement in and right of use of such portions of the Refinery Parcel on which the Fertilizer Company’s existing separate water supply pipelines are located that carry water from the “Y Intersection” (as defined in the Raw Water Agreement”) to the Fertilizer Company Clarifier Tract and from the Fertilizer Company Clarifier Tract southerly across the Refinery Parcel onto the Fertilizer Parcel and into the Fertilizer Plant located thereon. The general location of the area of the Refinery Parcel in which such pipelines are located is shown on the Plot Plan and a general legal description of the area is attached hereto as Exhibit O (“Fertilizer Water Pipeline Easement Area”). Such easement includes the right and easement in favor of Fertilizer Company to operate, maintain, alter, repair and replace such water supply pipelines within the Fertilizer Water Pipeline Easement Area in a manner that does not materially interfere with the operation or use of the Refinery or any part thereof.
          (iii) The right of use, privilege and interest for Fertilizer Company, at any future time upon prior notice to, and reasonable coordination with, Refinery Company so as to not materially impair any operations on the Refinery Parcel, to construct separate water facilities, as contemplated by the Raw Water Agreement, which separate water facilities may include, without limitation, a separate intake valve, water plant structure and associated water pumping equipment within the Future Raw Water Pumping Area. Upon Fertilizer Company’s relocation and/or construction of separate water facilities pursuant to the rights granted in this paragraph, the areas in which such separate water facilities are located (and any areas to connect such separate water facilities to the Verdigris River and to Refinery Company’s then-existing Water Intake Structure, River Water Pumps and Water Facilities as may then be reasonably necessary for the operation, alteration, maintenance, repair and replacement of Fertilizer Company’s separate water facilities), shall be automatically deemed additional Easement Areas pursuant to the terms of this Agreement and the easement granted in 2.3(A)(1)(a) shall terminate to the extent no longer required due to construction of such separate water facilities.
     The foregoing easements and rights of use are collectively referred to herein as the “Water Rights Easement”.
          (iv) Water Rights Agreement. The Water Rights Agreement contains various other rights, options, interests and obligations of the Parties in the event either Party elects to terminate the Sharing of Water Facilities and Water Rights, all as more particularly set forth in the Water Rights Agreement.
     (B) Pipe Rack Easement (Service between Fertilizer Parcel Nos. 4 and 5). Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use to operate and otherwise utilize for Fertilizer Plant operations, in common with Refinery Company, all existing pipe rack installations of Refinery Company (as such pipe rack installations may be altered, relocated, expanded or replaced from time to time by Refinery Company, at its sole cost, so long as comparable uninterrupted pipe rack service is provided to Fertilizer Company) on that portion of the Refinery Parcel (the “Pipe Rack Easement (service between Fertilizer Parcel Nos. 4 and 5) Area” legally described on Exhibit F attached hereto and generally depicted on the Plot Plan (the “Pipe Rack Easement (service between Fertilizer Parcel Nos. 4 and 5)”).

     (C) Coke Conveyor Belt Easement. Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use of the Coke Conveyor Belt Easement Area legally described on Exhibit G attached hereto and generally depicted on the Plot Plan, for the construction, operation, repair, maintenance and replacement of a conveyor belt system for the transportation of coke and coke related materials to and from the Fertilizer Plant (the “Coke Conveyor Belt Easement”).
     (D) TKI Pipeline Easement. In addition to the Shared Operation Zone Easement (Refinery Parcel) granted to Fertilizer Company in Section 2.2(B) above, Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of use to operate and otherwise utilize the existing TKI-dedicated pipelines and related pipeline equipment (as such pipelines and pipeline equipment may in the future be altered, relocated, expanded or replaced by Refinery Company, at its sole cost, so long as comparable uninterrupted TKI pipeline service is provided to Fertilizer Company) which traverses the Refinery Parcel and leads into the TKI sulphur plant located on the Fertilizer Parcel as generally depicted on the Plot Plan (the “TKI Pipelines Easement”).
     (E) Sunflower Street Pipeline Crossing Easements.
     (1) Fertilizer Company hereby grants to Refinery Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a perpetual, non-exclusive easement and right of use to operate and otherwise utilize for Refinery operations, in common with Fertilizer Company, all existing pipeline crossing and pipe rack equipment (both above and below-ground equipment, as such pipeline crossing and pipe rack equipment may be altered, relocated, expanded or replaced from time to time by Fertilizer Company, at its sole cost, so long as comparable uninterrupted pipeline crossing service is provided to Refinery Company) on: (i) that portion of the Fertilizer Parcel (the “Sunflower Street Pipeline Crossing Easement (Fertilizer Parcel) Area”) legally described on Exhibit H attached hereto and generally depicted on the Plot Plan; and (ii) the portion of the public street right-of-way for Sunflower Street over which the subject pipeline crossings traverse but only to the extent Fertilizer Company has the legal right to grant such easement and right (collectively, the “Sunflower Street Pipeline Crossing Easement (Fertilizer Parcel)”).
     (2) Reciprocally, Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a non-exclusive easement and right of use to operate and otherwise utilize for Fertilizer Plant operations, in common with Refinery Company, all existing pipeline crossing and pipe rack equipment (both above and below-ground equipment, as such pipeline crossing and pipe rack equipment may be altered, relocated, expanded or replaced from time to time by Refinery Company, at its sole cost, so long as comparable, uninterrupted pipeline crossing service is provided to Fertilizer Company) on: (i) that portion of the Refinery Parcel (the “Sunflower

Street Pipeline Crossing Easement (Refinery Parcel) Area”) legally described on Exhibit I attached hereto and generally depicted on the Plot Plan; and (ii) the portion, if any, of the public street right-of-way for Sunflower Street over which the subject pipeline crossings traverse but only to the extent the Refining Company has the legal right to grant such easement and right (collectively, the “Sunflower Street Pipeline Crossing Easement (Refinery Parcel)”).
     (F) East Tank Farm Easements. Fertilizer Company hereby grants to Refinery Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel the following two easements:
          (i) A perpetual, non-exclusive access, ingress and egress easement and right of use to traverse the roadway located on that portion of the Fertilizer Parcel (the “East Tank Farm Roadway (Fertilizer Parcel) Area”) legally described on Exhibit J attached hereto and generally depicted on the Plot Plan, for such pedestrian and vehicular access, ingress and egress, as may be reasonably required for access, ingress and egress to that portion of the Refinery Parcel known as the “East Tank Farm (Refinery Parcel) Area” legally described on Exhibit K attached hereto and generally depicted on the Plot Plan.
          (ii) A non-exclusive easement and right of use to maintain the existing underground pipelines and related equipment owned by Refinery Company and located underneath the East Tank Farm Roadway (Fertilizer Parcel) (as such pipelines and equipment may be altered, relocated, expanded or replaced from time to time by Refinery Company, at its sole cost and expense, but not so as to materially interfere with the use of the roadway on the East Tank Farm Roadway (Fertilizer Parcel) Area).
     The foregoing easements are collectively referred to herein as the “East Tank Farm Easements”.
     (G) Railroad Trackage Easements.
     (1) In order to provide for the real property rights and interests necessary to effectuate the provisions of the Feedstock Agreement with regard to railroad track sharing, Fertilizer Company hereby grants to Refinery Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Refinery Parcel, a non-exclusive easement and right of use to access, operate (with the term, ‘operate’ being deemed to include the right to temporarily store railroad cars in accordance with commercially reasonable practices) and otherwise utilize for the receipt of feedstocks to, and delivery out of products, from the Refinery’s operations, in common with Fertilizer Company, all existing railroad tracks and track equipment (as such railroad tracks and trackage equipment may be altered, relocated, expanded or replaced from time to time by Fertilizer Company, at its sole cost and expense, so long as comparable uninterrupted railroad trackage service is provided to Refinery Company) on that portion of the Fertilizer Parcel (the “Railroad Trackage Easement (Fertilizer Parcel) Area”) legally described on Exhibit L attached hereto and generally depicted on the Plot Plan (the

“Railroad Trackage Easement (Fertilizer Parcel)”). The Parties acknowledge that the Main Trackage (as defined in the Feedstock Agreement) within the subject Easement Area and in the Easement Area set forth in paragraph 2(G)(2) below is presently owned by Union Pacific Railroad Company and is operated by South Kansas & Oklahoma Railroad, Inc.
     (2) Reciprocally, in order to provide for the real property rights and interests necessary to effectuate the provisions of the Feedstock Agreement with regard to railroad track sharing, Refinery Company hereby grants to Fertilizer Company, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a non-exclusive easement and right of use to access, operate (which operations shall be deemed to include the right to temporarily store railroad cars in accordance with commercially reasonable operating practices) and otherwise utilize for the receipt of feedstocks to and delivery out of products from the Fertilizer Plant’s operations, in common with Refinery Company, all existing railroad tracks and track equipment (as such railroad tracks and trackage equipment may be altered, relocated, expanded or replaced from time to time by Refinery Company, at its sole cost and expense, so long as comparable uninterrupted railroad trackage service is provided to Fertilizer Company) on that portion of the Refinery Parcel (the “Railroad Trackage Easement (Refinery Parcel) Area” legally described on Exhibit M attached hereto and generally depicted on the Plot Plan (the “Railroad Trackage Easement (Refinery Parcel)”); provided, however, and notwithstanding the foregoing provisions of this Section 2.3(G)(2), Refining Company hereby grants Fertilizer Company, and agrees that Fertilizer Company shall have, the easement and right to use seventy five percent (75%) of the recently constructed trackage on the Railroad Trackage Easement (Refinery Parcel) Area that is located east of Linden and north of Fertilizer’s loading rack (such trackage being shown on the Plot Plan as “Fertilizer 75% Trackage Area”), and the Parties hereby agree to reasonably cooperate with each other so as to be able to access and move their respective railroad cars and equipment stored on the Fertlizer 75% Trackage Area.
     (H) Parking Easement. Refinery Company hereby grants to Fertilizer Company, for use by its employees, agents, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a non-exclusive easement and right of use of the parking areas on the Refinery Shared Parking Area and described on Exhibit Q hereto for the parking of vehicles of Fertilizer Company and its employees, agents, employees, contractors, licensees and lessees, all in common with Refinery Company; provided, however, Refining Company hereby agrees that no less than fifty (50) parking spaces on the Refinery Shared Parking Ares shall be exclusively available to Fertilizer Company at all times (the easement granted under this Section 2.3(H) is called “Parking Easement”).
     (I) Construction Buffer Zone Easements. Currently, Refinery Company is using a portion of the Buffer Zone—Fertilizer Company in connection with the construction of certain improvements on the Refinery Parcel. It is agreed and understood that Fertilizer Company shall have the right to at anytime terminate such use by Refinery Company upon giving no less that thirty (30) days prior written notice, and if such notice is so given, Refinery

Company shall remove all of its equipment and other property on the portion of the Buffer Zone-Fertilizer Company it is so using and shall restore such portion to the same condition as existed prior to Refinery Company’s entry for staging purposes. Should either Party in the future grant to the other Party the right to stage on its respective Buffer Zone, then unless otherwise expressly agreed between the Parties in writing to the contrary, such right shall likewise be terminable by the granting party upon thirty (30) days prior notice and the removal and restoration covenants set forth above in this Section 2.3(I) shall apply.
     (J) Additional Easements. In order for the Parties to provide any and all other real property easement interests and rights of use necessary to fully effectuate the purpose and intent of the Service Agreements and without limiting the foregoing grants of Easements and the Easements granted below in Article 3 for the Interconnect Points, each of the Parties hereby grants to the other Party, to the extent an easement therefor is not otherwise granted herein, non-exclusive easements over and across the granting Party’s Parcel for such purposes as may be reasonably necessary to carry out the purpose and intent of the Service Agreements (the “Additional Easements”).
ARTICLE 3. INTERCONNECT POINTS AND EASEMENTS
     3.1 Interconnect Points; Definition. There currently exist numerous pipelines, facilities and other production equipment which serve both the Fertilizer Plant and the Refinery or which provide for distribution of feedstocks between the Fertilizer Plant and Refinery and other matters covered under the Services Agreements which involve portions of both the Fertilizer Parcel and the Refinery Parcel. As used herein, the term “Interconnect Points” shall mean those designated points of demarcation of ownership and control for certain operations, equipment and facilities between the Fertilizer Plant and the Refinery, irrespective of the boundaries of the Fertilizer Parcel and the Refinery Parcel. Each of the Parties is hereby deemed to own the operations, equipment and facilities on its designated side of all Interconnect Points (even though the same are located on the other Party’s Parcel). The Interconnect Points are identified on the Plot Plan.
     3.2 Rights to Connect at Interconnect Points. As generally provided for in the Shared Operation Zone Easements granted in Section 2.2 of this Agreement, and in order to effectuate the provisions of the Service Agreements, particularly the provisions of the Feedstock Agreement, each of Fertilizer Company and Refinery Company is hereby granted a non-exclusive easement and right of use to connect, at the Interconnect Points, to the operations, equipment and facilities of the other Party, with the attendant rights (collectively, the “Connection Purposes”) to access, inspect, maintain, repair and replace such operations, equipment and facilities (the “Interconnect Points Easement”). The Interconnect Easement shall be deemed to cover all Interconnect Points, some of which are located on Parcel boundary lines and some of which are located within the interior of the Parcels. Furthermore, the Interconnect Easement includes an easement and right for any and all existing incidental encroachments of facilities, equipment and other improvements onto the other Party’s Parcel and the right to access reasonably necessary portions of the other Party’s Parcel immediately adjacent to Interconnect Points for Connection Purposes, subject to the terms of the Temporary Construction/Maintenance Easement granted in Section 2.2(E) of this Agreement.
     3.3 Future Interconnect Points. The Parties acknowledge that there may be a need for additional Interconnect Points in the future as may be mutually agreed upon between the Parties, and the Parties hereby agree that the provisions of Sections 3.1 and 3.2 shall apply with respect to such future Interconnect Points.
ARTICLE 4. EASEMENT PROVISIONS — GENERAL
     4.1 Collective Definition — Easements. The foregoing easements granted in Articles 2 and 3 hereof are collectively referred to herein as the “Easements”, and each as an “Easement”, within the various areas set forth herein in which the Easements are located, which are collectively referred to herein as the “Easement Areas”, and each as an “Easement Area”.
     4.2 Duration. The Easements granted herein which are designated as perpetual Easements shall have a perpetual term. The Easements granted herein in order to carry out the purpose and intent of a particular Service Agreement shall run concurrently with the term of such Service Agreement and shall terminate when the applicable Service Agreement or portion thereof is no longer in effect pursuant to the terms thereof. Upon such termination of an Easement, neither Party shall have any further liability under such Easement except as shall have arisen or accrued prior to such termination. Furthermore, an individual Easement granted herein shall be deemed terminated if such Easement is abandoned by a Party pursuant to applicable law. In the event that an Easement is terminated as provided in this Section 4.2, the Parties agree to execute a memorandum giving notice of such termination, and the Parties shall record such memorandum in the county real estate records.
     4.3 Reserved Rights; Modification of Easement Areas. Each Party, as grantor, hereto reserves for itself the right from time to time to remove, relocate, expand, substitute and use, at its sole cost and expense, any building, improvement, structure, equipment, road, pipeline, curb cut, utility or other facility currently or hereafter existing on its Parcel within an applicable Easement Area; provided, however, that in no event shall the exercise of any of foregoing rights by a Party deprive or materially adversely affect or interfere with the use by the other Party hereto of the Easements herein granted to such other Party or the exercise of such other Party’s rights thereunder.
     4.4 Service Agreements; Provision of Services. The Parties intend that this Agreement and the Easements granted herein do not cover the specifics of the provision of the services (e.g., feedstock, coke, water, etc.) attendant to the purposes of the Easements. Instead, the Parties’ agreements regarding the services themselves are detailed in the Service Agreements. Nothing in this Agreement shall be deemed to in anyway modify, impair or otherwise limit the specific provisions or stated purposes of the Service Agreements.

     4.5 Maintenance – General. With regard to those facilities, improvements and equipment of any kind, including pipelines, pipe racks and conduits, owned by a Party on its Parcel which are necessary to carry out the purposes of one or more Service Agreements or the Easements granted herein, Fertilizer Company and Refinery Company each agree to maintain in good order and condition (with the term ‘maintain’, as used in this paragraph, hereby deemed inclusive of repairs and replacements, as necessary) at its sole cost and expense, those facilities, improvements and equipment located on its Parcel. Each Party shall also maintain its facilities, equipment and other improvements up to the Interconnect Points therefor which are located on the other Party’s Parcel. Notwithstanding the foregoing, neither Party has the obligation at any time to maintain Facilities owned by the other Party, whether such facilities, equipment and other improvements are located on the other Party’s Parcel or on a Party’s own Parcel.
     4.6 Unavoidable Delay. Neither Party shall be deemed to be in default in the performance of any obligation created under or pursuant to this Agreement, other than an obligation requiring the execution of documents or the payment of money, if and so long as non-performance of such obligation shall be directly caused by fire or other casualty, national emergency, governmental or municipal law or restrictions, enemy action, civil commotion, strikes, lockouts, inability to obtain labor or materials, war or national defense preemptions, acts of God, energy shortages, or similar causes beyond the reasonable control of such Party (each, an “Unavoidable Delay”) and the time limit for such performance shall be extended for a period equal to the period of such Unavoidable Delay; provided, however, that the Party unable to perform (the “Non-Performing Party”) shall notify the other Party in writing, of the existence and nature of any Unavoidable Delay, within ten (10) days after such other Party has notified the Non-Performing Party pursuant to the Agreement of its failure to perform. Thereafter, the Non-Performing Party shall, from time to time upon written request of the other Party, keep the other Party fully informed, in writing, of all further developments concerning the Unavoidable Delay and its non-performances.
     4.7 Right of Self-Help. If a Non-Performing Party shall default in its performance of an obligation under this Agreement, the other Party, (the “Performing Party”), in addition to all other remedies such Performing Party may have at law or in equity, after fifteen (15) days’ prior written notice to Non-Performing Party and to any First Mortgage holder of whose interest Performing Party has actual knowledge (or in the event of an emergency, after giving such notice as is practical under the circumstances), may (but shall not be obligated to) perform Non-Performing Party’s obligation, in which case Non-Performing Party shall promptly reimburse Performing Party: (a) all reasonable expenses, including, but not limited to, fees of counsel, incurred by Performing Party to so perform the cure and to prepare and record the lien allowed in this Section 4.7 hereinafter mentioned; and (b) interest thereon from the date of each outlay (until the date paid in full, inclusive of interest) at a rate equal to the lesser of: (i) two percent (2%) per annum over the then-current prime commercial rate of interest as published by the Wall Street Journal (or if no longer published, a comparable rate of a nationally recognized publication designated by Performing Party); or (ii) the highest rate permitted by applicable law to be paid by Non-Performing Party.

     4.8 Safety Measures. Each Party hereto in the exercise of any of the Easement rights and interests granted to it hereunder shall take all safety and precautionary measures necessary to protect the other Party hereto and its Parcel and the improvements thereon from any injury or damage caused by the exercise of such rights and interests.
     4.9 Compliance with Laws. In all Work required of a Party or otherwise allowed under this Agreement, and in connection with all entries by one Party onto the other Party’s Parcel permitted hereunder, each Party’s Work, entries and related actions of any kind shall comply with all applicable requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations of all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and offices thereof having or claiming jurisdiction.
     4.10 Plant Security; Rules and Restrictions. Each Party hereto may, from time to time and with advance notice to and reasonable coordination with the other Party, impose reasonable rules and restrictions with regard to use of the various Easements within its Parcel which are herein granted to the other Party, specifically including, without limitation, reasonable security measures and restrictions which may be instituted from time to time by a Party within its Parcel; provided, however, that no rule or regulation imposed pursuant to this Section 4.10 shall materially interfere with a Party’s ability as a grantee to effectively utilize an Easement granted in this Agreement.
     4.11 Temporary Closure of Easement Areas. Each Party shall have the right from time to time and with advance notice to and reasonable coordination with the other Party (except in the event of an emergency, in which case advance notice need not be given) to temporarily close off and/or erect barriers across certain Easement Areas, as deemed reasonably necessary by the Party owning the servient Parcel under a given Easement, for the following purposes: (i) blocking off access to an area in order to avoid the possibility of dedicating the same for public use or creating prescriptive rights therein; and (ii) attending to security issues which threaten the industrial operations within an Easement Area. During the period of any such temporary closure, the Party taking the closing action shall use commercially reasonable efforts to provide to the other Party such continuous alternate access and usage rights as are provided in the applicable Easement.
     4.12 Insurance.
     (A) Minimum Insurance. During the term of the Feedstock Agreement, Refinery Company and Fertilizer Company shall each carry the minimum insurance described below.
     (1) Workers’ compensation with no less than the minimum limits as required by applicable law.

     (2) Employer’s liability insurance with not less than the following minimum limits:
(i)	Bodily injury by accident — $1,000,000 each accident;

(ii)	Bodily injury by disease — $1,000,000 each employee; and

(iii)	Bodily injury by disease — $1,000,000 policy limit.
     (3) Commercial general liability insurance on ISO form CG 00 01 10 93 or an equivalent form covering liability from premises, operations, independent contractor, property damage, bodily injury, personal injury, products, completed operations and liability assumed under an insured contract, all on an occurrence basis, with limits of liability of not less than $1,000,000 combined single limits.
     (4) Automobile liability insurance, on each and every unit of automobile equipment, whether owned, non-owned, hired, operated, or used by Refinery Company or Fertilizer Company or their employees, agents, contractors and/or their subcontractors covering injury, including death, and property damage, in an amount of not less than $1,000,000 per accident.
     (5) Excess liability insurance in the amount of $10,000,000 covering the risks and in excess of the limits set for in Section 4.12(A)(2), (3) and (4) above.
     (B) Additional Insurance Requirements. Refinery Company and Fertilizer Company shall each abide by the following additional insurance requirements with respect to all insurance policies required by Section 14.2(A), as follows:
     (1) All insurance policies purchased and maintained in compliance with Section 4.12(A)(3), (4) and (5) above by one party (the “Insuring Party”), as well as any other excess and/or umbrella insurance policies maintained by the Insuring Party, shall name the other party and their collective directors, officers, partners, members, managers, general partners, agents, and employees as additional insureds, with respect to any claims related to losses caused by the Insuring Party’s business activities or premises. Those policies referred to in Section 4.12(A)(3) shall be endorsed to provide that the coverage provided by the Insuring Party’s insurance carriers shall always be primary coverage and non-contributing with respect to any insurance carried by the other Party with respect to any claims related to liability or losses caused by the Insuring Party’s business activities or premises.
     (2) Those policies referred to in Section 4.12(A), and in Section 4.12(B)(5), shall be endorsed to provide that underwriters and insurance companies of each of Refinery Company and Fertilizer Company shall not have any right of subrogation against the other Party or any of such other Party’s directors, officers, members, managers, general partners, agents, employees, contractors, subcontractors, or insurers.

     (3) Those policies referred to in Section 4.12(A) shall be endorsed to provide that 30 days prior written notice shall be given to the other Party in the event of cancellation, no-payment of premium, or material change in the policies.
     (4) Each of Refinery Company and Fertilizer Company shall furnish the other, prior to the commencement of any operations under this Agreement, with a certificate or certificates, properly executed by its insurance carrier(s), showing all the insurance described in Section 4.12(A) to be in full force and effect.
     (5) The Refinery Company and Fertilizer Company shall each be responsible for its own property and business interruption insurance.
     4.13 Title Matters; Mortgage Subordination; and Subsequent Grants.
     (A) Except as provided in paragraph (B) of this Section 4.13, the Easements and rights granted hereunder are made subject to any and all prior existing easements, grants, leases, licenses, agreements, encumbrances, defects and other matters and states of fact affecting the Parcels, or any part thereof, as of the Effective Date whether or not of record and the rights of others with respect thereto. Each Party, as grantee under the each of various Easements, agrees to abide by the terms of all matters of public record or of which it otherwise has notice binding upon the other Party, as the owner of the servient Parcel pursuant to such Easement(s).
     (B) The lien of any existing first mortgage or deed of trust (a “First Mortgage”) on the Parcels has been subordinated to this Agreement pursuant to the Consent of Mortgage Holder pages attached hereto. The liens of any future First Mortgages and the interest of any entity holding the position of lessor on what is commonly referred to as a “sale-leaseback”, “synthetic lease”, or “lease-leaseback” transaction (“S/L Lease”) are also hereby automatically subordinated to this Agreement.
     (C) Amendments and other modifications to this Agreement shall be considered an extension of the rights granted herein and shall remain superior to any future mortgage, deed of trust or other encumbrance placed upon the property or appearing in title prior to such amendment or modification. Each of Fertilizer Company and Refinery Company, in its role as grantor, as applicable, agrees to promptly execute such instruments as may be required to confirm such priority.
     (D) Each Party hereto shall have the continuing right to grant easements and other rights and interests in and to, and permit uses of the Parcel owned by it in favor of and by such other parties as each Party may deem appropriate; provided, however, that any such easements, rights, interests and uses shall be subject to the terms of this Agreement and the terms of the Easements granted herein and shall not materially interfere with the grantee Party’s rights and usage of the Easements granted herein.

     4.14 Easement Appurtenant to Land under Common Ownership. The Easements granted in this Agreement are appurtenant to the dominant estate Parcels as indicated herein and are also appurtenant to any land that may hereafter come into common ownership with the dominant estate Parcel thereunder which is contiguous thereto. An area physically separated from such dominant estate Parcel but having access thereto by means of a public right-of-way or a private easement (including the Easements granted herein) is deemed to be contiguous to such Parcel.
     4.15 Cooperation. Each of the Parties acknowledges and agrees that upon reasonable request of the other, at the cost and expense of the requesting Party, each Party shall promptly and duly execute and deliver such reasonable documents and take such further reasonable action to acknowledge, confirm and effect the intent of, and actions described in, this Agreement and the Easements herein.
     4.16 Restoration. If by reason of fire or other casualty, the improvements, pipelines, equipment or other facilities on a Party’s Parcel which serve or benefit the operations on the Parcel of the other Party as set forth in this Agreement or in any of the Service Agreements shall be damaged or destroyed and such Party shall not be obligated by this Agreement to repair or restore such damaged or destroyed improvements, pipeline, equipment or other facilities, then the other Party shall have the right to go on such Party’s Parcel and repair and restore the same at such other Party’s sole cost and expense, but the work undertaken in doing so shall be deemed “Work” and be subject to the provisions of Section 2.2(E)(2), (3), (4) and (5).
ARTICLE 5. DISPUTES
     5.1 Resolution of Disputes. The Parties shall in good faith attempt to resolve promptly and amicably any dispute between the Parties arising out of or relating to this Agreement (each a “Dispute”) pursuant to this Article 5. The Parties shall first submit the Dispute to a designated Fertilizer Company representative and Refinery Company Representative, who shall then meet within fifteen (15) days to resolve the Dispute. If the Dispute has not been resolved within forty-five (45) days after the submission of the Dispute to such representatives, the Dispute shall be submitted to a mutually agreed non-binding mediation. The costs and expenses of the mediator shall be borne equally by the Parties, and the Parties shall pay their own respective attorneys’ fees and other costs. If the Dispute is not resolved by mediation within ninety (90) days after the Dispute is first submitted to the Refinery Company representative and the Fertilizer Company representative as provided above, then the Parties may exercise all available remedies and file all actions and proceedings in connection therewith.
     5.2 Multi-Party Disputes. The Parties acknowledge that they or their respective affiliates contemplate entering or have entered into various additional agreements with third parties that relate to the subject matter of this Agreement and that, as a consequence, Disputes may arise hereunder that involve such third parties. Accordingly, the Parties agree, with the consent of such third parties, that any such Dispute, to the extent feasible, shall be resolved by and among all the interested parties consistent with the provisions of this Article 5.

ARTICLE 6. INDEMNIFICATION
     6.1 Indemnification Obligations. To the extent not otherwise provided for in the Service Agreements, each of the Parties (each, an “Indemnitor”) shall indemnify, defend and hold the other Party and its respective officers, directors, members, managers and employees (each, an “Indemnitee”) harmless from and against all liabilities, obligations, claims, losses, damages, penalties, deficiencies, causes of action, costs and expenses, including, without limitation, attorneys’ fees and expenses (collectively, “Losses”) imposed upon, incurred by or asserted against the person seeking indemnification that are caused by, are attributable to, result from or arise out of the breach of this Agreement by the Indemnitor or the negligence or willful misconduct of the Indemnitor, or of any officers, directors, members, managers, employees, agents, contractors and/or subcontractors acting for or on behalf of the Indemnitor. Any indemnification obligation pursuant to this Article 6 with respect to any particular Losses shall be reduced by all amounts actually recovered by the Indemnitee from third parties, or from applicable insurance coverage, with respect to such Losses. Upon making any payment to any Indemnitee, the Indemnitor shall be subrogated to all rights of the Indemnitee against any third party in respect of the Losses to which such payment relates, and such Indemnitee shall execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights. If the Indemnitee receives any amounts from any third party or under applicable insurance coverage subsequent to an indemnification payment by the Indemnitor, then such Indemnitee shall promptly reimburse the Indemnitor for any payment made or expense incurred by such Indemnitor in connection with providing such indemnification payment up to the amount received by the Indemnitee, net of any expenses incurred by such Indemnitee in collecting such amount.
     6.2 Indemnification Procedures.
     (A) Promptly after receipt by an Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to this Article 6, the Indemnitee shall notify the Indemnitor in writing within thirty (30) days thereafter; provided, however, that any omission to so notify the Indemnitor will not relieve it of any liability for indemnification hereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Indemnitor) nor from any other liability that it may have to any Indemnitee. The Indemnitor shall have the right to assume sole and exclusive control of the defense of any claim for indemnification pursuant to this Article 6, including the choice and direction of any legal counsel.
     (B) An Indemnitee shall have the right to engage separate legal counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the Indemnitor has agreed in writing to pay such fees and expenses; (ii) the Indemnitor has failed to assume the defense thereof and engage legal counsel within a reasonable period of time after being given the notice required above; or (iii) the

Indemnitee shall have been advised by its legal counsel that representation of such Indemnitee and other parties by the same legal counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same legal counsel has been proposed) due to actual or potential conflicts of interests between them. It is understood, however, that to the extent more than one Indemnitee is entitled to engage separate legal counsel at the Indemnitor’s expense pursuant to clause (iii) above, the Indemnitor shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having the same or substantially similar claims against the Indemnitor, unless but only to the extent the Indemnitees have actual or potential conflicting interests with each other.
     (C) The Indemnitor shall not be liable for any settlement of any action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Indemnitor agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.
     6.3 Survival. The provisions of this Article 6 shall survive the termination of this Agreement.
     6.4 Service Agreements Indemnification. Notwithstanding anything to the contrary set forth above in Section 6.1, (i) the intent of the Parties with regard to indemnification matters under this Agreement is that they are not duplicative of the indemnification obligations set forth in the Service Agreements; and (ii) to the extent an indemnity matter is otherwise covered by a Service Agreement, the Service Agreement indemnification obligation shall govern and control, and this Article 6 shall have no force or effect with respect to that particular indemnity matter. The indemnification obligations hereunder shall not under any circumstance be deemed to create overlapping or duplicative indemnification obligations for the Parties.
ARTICLE 7. FINANCING REQUIREMENTS
     If, in connection with either Party obtaining financing for its respective Parcel, a banking, insurance or other recognized institutional lender shall request any modification(s) to this Agreement as a condition to such financing, the Parties covenant and agree to make such modifications to this Agreement as reasonably requested by such financing party (including the creation of such instrument (in recordable form to the extent required)) provided that such modification(s) do not increase the obligations or reduce the rights of the Parties or adversely (other than in a de minimis respect) affect the Easement interests, rights and privileges granted herein, the Parties’ rights under the Service Agreements, or either Party’s right to otherwise improve, construct, use, operate and maintain its respective Parcel and the improvements, equipment and facilities thereon.

ARTICLE 8. NO LIENS OR ENCUMBRANCES
     Each of the Parties, in their role as a grantee, hereby covenants that it shall not, as a result of any act or omission of, directly or indirectly, create, incur, assume or suffer to exist any liens on or with respect to its respective Easement interests and rights of use in the Fertilizer Parcel or the Refinery Parcel, respectively, if such lien shall have or may gain superiority over this Agreement. Each Party shall promptly notify the other Party of the imposition of any such liens not permitted above of which it is aware and shall promptly, at its own expense, take such action as may be necessary to immediately fully discharge or release any such lien of record by payment, bond or otherwise (but this shall not preclude a contest of such lien so long as the same shall be removed of record).
ARTICLE 9. SUCCESSORS AND ASSIGNS; TRANSFER OF INTERESTS
     This Agreement shall extend to and be binding upon the Parties hereto, their successors, grantees and assigns. Any party who shall succeed to the fee simple ownership interest in a Parcel shall, at the time of such transfer, be automatically deemed to have assumed all obligations of the transferring Party under this Agreement with regard to such Parcel, and the transferring Party shall be released from all obligations of such Party under this Agreement, which arise after the date of such transfer; provided, however, that a transferring Party shall retain liability for all obligations under this Agreement which arose prior to the transfer date.
ARTICLE 10. NOTICES
     All notices, requests, correspondence, information, consents and other communications to either of the Parties required or permitted under this Agreement shall be in writing and shall be given by personal service or by facsimile, overnight courier service, or certified mail with postage prepaid, return receipt requested, properly addressed to such Party and shall be effective upon receipt. For purposes hereof, the proper address of the Parties will be the address stated beneath the corresponding Party’s name below, or at the most recent address given to the other Party hereto by notice in accordance with this Article 10:

If to Refinery Company, to:	If to Fertilizer Company, to:

Coffeyville Resources Refining	Coffeyville Resources Nitrogen
& Marketing, LLC	Fertilizers, LLC

Attention: Chief Executive Officer	Attention: Chief Executive Officer

or such other addresses as either Party designates by registered or certified mail addressed to the other Party.
ARTICLE 11. GOVERNING LAW AND VENUE
     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SAID STATE. THE PARTIES AGREE THAT ANY ACTION BROUGHT IN CONNECTION WITH THIS AGREEMENT MAY BE MAINTAINED IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF KANSAS, AND EACH PARTY AGREES TO SUBMIT PERSONALLY TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY WAIVES THE DEFENSES OF FORUM NON-CONVENIENS OR IMPROPER VENUE WITH RESPECT TO ANY ACTION BROUGHT IN ANY SUCH COURT IN CONNECTION WITH THIS AGREEMENT.
ARTICLE 12. MISCELLANEOUS
     12.1 Running of Benefits and Burdens. All provisions of this Agreement, including the benefits and burdens set forth herein on the Fertilizer Parcel and the Refinery Parcel, respectively, shall run with the land.
     12.2 No Prescriptive Rights or Adverse Possession. Each Party agrees that its past, present, or future use of its respective Easement interests and rights of usage granted herein shall not be deemed to permit the creation or further the existence of prescriptive easement rights or the procurement of title by adverse possession with respect to all or any portion of either Party’s Parcel.
     12.3 Costs of Performance. It is the general intent and agreement of the Parties that, except as otherwise expressly provided in this Agreement, Fertilizer Company shall pay the costs of performing its obligations and exercising its rights hereunder, and Refinery Company shall pay the costs of performing its obligations and exercising its rights hereunder.
     12.4 Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.
     12.5 No Joint Venture. The Parties acknowledge and agree that neither Party, by reason of this Agreement, shall be an agent, employee or representative of the other with respect to any matters relating to this Agreement, unless specifically provided to the contrary in writing by the other Party. This Agreement shall not be deemed to create a partnership or joint venture of any kind between Refinery Company and Fertilizer Company.

     12.6 Attorneys’ Fees. If suit is brought to enforce this Agreement, the prevailing Party in such action shall be, unless precluded by law, entitled to recover its litigation expenses from the other Party, including its reasonable attorneys’ fees and costs.
     12.7 Amendments. This Agreement may not be amended, modified or waived except by a writing signed by all Parties to this Agreement that specifically references this Agreement and specifically provides for an amendment, modification or waiver of this Agreement.
     12.8 Construction and Severability. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and in accordance with industry standards and not strictly for or against either Party. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.
     12.9 No Waiver. The waiver by either Party of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in this Agreement. No term, covenant or condition of this Agreement will be deemed to have been waived unless such waiver is in writing.
     12.10 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the Parties and their respective successors and permitted assigns.
     12.11 Entire Agreement. This Agreement, including all Exhibits hereto, together with the Service Agreements, constitutes the entire, integrated agreement between the Parties regarding the subject matter hereof and supersedes any and all prior and contemporaneous agreements, representations and understandings of the Parties, whether written or oral.
     12.12 Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one instrument.
     12.13 Exhibits. Attached hereto and forming a part of this Agreement by this reference are the following Exhibits:

EXHIBIT A	—	Legal Description of the Fertilizer Parcel

EXHIBIT B	—	Legal Description of the Refinery Parcel

EXHIBIT C	—	Plot Plan

EXHIBIT D	—	Legal Description of Shared Operation Zone Easement Area (Fertilizer Parcel)

EXHIBIT E	—	Legal Description of Shared Operation Zone Easement Area (Refinery Parcel)

EXHIBIT F	—	Legal Description of Area for Pipe Rack Easement (service between Fertilizer Parcel Nos. 4 and 5) Area

EXHIBIT G	—	Legal Description of Coke Conveyor Belt Easement Area

EXHIBIT H	—	Legal Description of Sunflower Street Pipeline Crossing Easement (Fertilizer Parcel) Area

EXHIBIT I	—	Legal Description of Sunflower Street Pipeline Crossing Easement (Refinery Parcel) Area

EXHIBIT J	—	Legal Description of East Tank Farm Roadway (Fertilizer Parcel) Area

EXHIBIT K	—	Legal Description of East Tank Farm (Refinery Parcel) Area

EXHIBIT L	—	Legal Description of Railroad Trackage Easement (Fertilizer Parcel) Area

EXHIBIT M	—	Legal Description of Railroad Trackage Easement (Refinery Parcel) Area

EXHIBIT N	—	Legal Description of Fertilizer Company Clarifier Tract

EXHIBIT O	—	Fertilizer Water Easement Area

EXHIBIT P	—	Legal Description of Coke Haul Road

EXHIBIT Q	—	Legal Description of Refinery Shared Parking Area

EXHIBIT R-1	–	Legal Description of Buffer Zone—Fertilizer Parcel

EXHIBIT R-2	—	Legal Description of Buffer Zone—Refinery Parcel

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC a Delaware limited liability company	COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC a Delaware limited liability company

By:	By:

Name:	Name:

Title:	Title:

STATE OF	)
) ss:
COUNTY OF	)

     On this             day of                       , 2007, before me, a Notary Public in and for said County and State, personally appeared                                           ,                                             of Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company, known to me to be the person who executed the foregoing instrument in behalf of said limited liability company and acknowledged to me that he/she executed the same for the purposes therein stated.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

Notary Public
(Notarial Seal)	Printed name:

My Commission Expires:

STATE OF	)
) ss:
COUNTY OF	)

     On this             day of                      , 2007, before me, a Notary Public in and for said County and State, personally appeared                                           ,                                             of Coffeyville Resources Refining & Marketing, LLC, a Delaware limited liability company, known to me to be the person who executed the foregoing instrument in behalf of said limited liability company and acknowledged to me that he/she executed the same for the purposes therein stated.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

Notary Public
(Notarial Seal)	Printed name:

My Commission Expires:

Consent of Mortgage Holder
Fertilizer Parcel
      The undersigned, being the holder of that certain mortgage,                                                                 , dated            and recorded on                                           in Book            at Page            , which mortgage covers the property described on Exhibit A, hereby consents to the foregoing Agreement and subordinates the lien of its mortgage to the terms and provisions herein.

a

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

     On this             day of                       , 2007, before me, a Notary Public in and for said County and State, personally appeared                                                                 ,                        of                                                                , known to me to be the person who executed the foregoing instrument in behalf of said                                                                  and acknowledged to me that he/she executed the same for the purposes therein stated.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

Notary Public
(Notarial Seal)	Printed name:

My Commission Expires:

Consent of Mortgage Holder
Refinery Parcel
     The undersigned, being the holder of that certain mortgage,                                                             , dated            and recorded on                                                              in Book             at Page           , which mortgage covers the property described on Exhibit B, hereby consents to the foregoing Agreement and subordinates the lien of its mortgage to the terms and provisions herein.

a

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

     On this             day of                      , 2007, before me, a Notary Public in and for said County and State, personally appeared                                                                 ,                       of                                                                 , known to me to be the person who executed the foregoing instrument in behalf of said                                                                 and acknowledged to me that he/she executed the same for the purposes therein stated.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

Notary Public
(Notarial Seal)	Printed name:

My Commission Expires: